UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 21, 2026

ACME UNITED CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	001-07698	06-0236700
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)
1 Waterview Dr, Shelton, Connecticut		06484
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 254-6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value per share	ACU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 15, 2026 Acme United Corporation (the “Company”) entered into a new $65 million syndicated credit facility with HSBC Bank USA, National Association. (HSBC) and City National Bank, a U.S. subsidiary of Royal Bank of Canada. The new facility, which replaces the Company’s prior $65 million credit facility with HSBC that was scheduled to expire on May 31, 2027, is intended to provide liquidity for growth, acquisitions, dividends, and other business activities. The new agreement expires on July 15, 2029. HSBC serves as the administrative agent for the syndicate.

Borrowings bear interest at Term SOFR plus an applicable margin (ranging from 2.00%–2.75%) determined by the Company’s Net Funded Debt to EBITDA ratio. A commitment fee of 0.25% per annum accrues on unused commitments and is paid monthly. The Credit Agreement is secured by a first-priority lien on substantially all assets of the Company.

The new Credit Agreement contains customary affirmative and negative covenants, representations and warranties and other terms which are materially similar to those of the prior credit agreement. These provisions include the following quarterly financial maintenance covenants: (i) maximum Net Funded Debt to EBITDA ratio of 3.75 to 1.00 and (ii) minimum Fixed Charge Coverage Ratio of 1.10 to 1.00. It also contains customary events of default, including payment defaults, covenant breaches, cross-default with material indebtedness, bankruptcy events, and a change of control, upon which payment of outstanding amounts may be accelerated.

On July 15, 2026, the opening balance under the new credit facility was $28.5 million, an amount equal to the payoff amount paid by the Company to HSBC on that date in connection with the termination of the former credit facility.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, Revolving Notes and a Security Agreement, copies of which appear as Exhibits 10.1-10.4 to this Current Report on Form 8-K.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description
10.1	Credit Agreement with HSBC Bank USA, N.A. dated as of July 15, 2026

10.2	Revolving Note with HSBC Bank USA, N.A. dated as of July 15, 2026

10.3	Revolving Note with City National Bank dated as of July 15, 2026

10.4	Security Agreement with HSBC Bank USA, N.A. dated as of July 15, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACME UNITED CORPORATION

By	/s/ Paul G. Driscoll
Paul G. Driscoll
Vice President and
Chief Financial Officer

Dated: July 21, 2026